UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 19, 2010

TALON INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13669 (Commission File Number)	95-4654481 (I.R.S. Employer Identification No.)

	21900 Burbank Blvd., Suite 270 Woodland Hills, California (Address of Principal Executive Offices)	91367 (Zip Code)

(818) 444-4100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective November 23, 2010, Talon International, Inc. (“Talon”) amended Article VI of its certificate of incorporation (the “Amendment”) by eliminating its classified Board of Directors (the “Board”).  As of November 23, 2010, all directors then serving on the Board will have terms of one year, and all director seats will be up for election at each annual meeting of stockholders beginning at the 2011 Annual Meeting of Stockholders.

A copy of the Amendment is attached hereto as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 19, 2010, Talon held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, there were 61,007,433 shares entitled to vote, and 59,236,575 shares (97.1%) were represented at the meeting in person or by proxy.

The following summarizes vote results for those matters submitted to Talon’s stockholders for action at the Annual Meeting:

1.             Proposal to elect Lonnie D. Schnell to serve as a Class I director.

Director	For	Withheld	Abstain	Broker Non-Votes

Lonnie D. Schnell	47,981,566	215,500	0	11,039,509

2.             Proposal to approve an amendment to the Talon International, Inc. 2008 Stock Incentive Plan (the “2008 Plan”) to increase the number of shares of Talon’s common stock (the “Common Stock”) available for issuance under the 2008 Plan from 2,500,000 shares to 4,810,000 shares of Common Stock.

For	Against	Abstain	Broker Non-Votes

46,644,847	1,546,219	6,000	11,039,509

3.             Proposal to approve the Amendment.

For	Against	Abstain	Broker Non-Votes

57,635,886	1,523,457	77,232	0

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit
Number	Description

3.1	Certificate of Amendment of Certificate of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON INTERNATIONAL, INC.

Date: November 24, 2010	By:	/s/ Lonnie D. Schnell
Lonnie D. Schnell, Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Certificate of Amendment of Certificate of Incorporation.